                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY


================================================================================







                                  $25,000,000

                          REVOLVING CREDIT AGREEMENT

                                     among

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC,
                                 as Borrower,

                              The Several Lenders
                       from Time to Time Parties Hereto,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Administrative Agent


                          Dated as of October 7, 1998




================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
SECTION 1.  DEFINITIONS....................................................  1
       1.1  Defined Terms..................................................  1
       1.2  Other Definitional Provisions.................................. 19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS................................ 20
       2.1  Revolving Commitments.......................................... 20
       2.2  Procedure for Borrowing........................................ 21
       2.3  Commitment Fees, etc........................................... 21
       2.4  Termination or Reduction of Revolving Commitments.............. 21
       2.5  Optional Prepayments........................................... 22
       2.6  Mandatory Prepayments and Commitment Reductions................ 22
       2.7  Conversion and Continuation Options............................ 23
       2.8  Limitations on Eurodollar Tranches............................. 23
       2.9  Interest Rates and Payment Dates............................... 23
       2.10 Computation of Interest and Fees............................... 24
       2.11 Inability to Determine Interest Rate........................... 24
       2.12 Pro Rata Treatment and Payments................................ 25
       2.13 Requirements of Law............................................ 26
       2.14 Taxes.......................................................... 27
       2.15 Indemnity...................................................... 29
       2.16 Change of Lending Office....................................... 29

SECTION 3.  LETTERS OF CREDIT.............................................. 29
       3.1  L/C Commitment................................................. 29
       3.2  Procedure for Issuance of Letter of Credit..................... 30
       3.3  Fees and Other Charges......................................... 30
       3.4  L/C Participations............................................. 31
       3.5  Reimbursement Obligation of the Borrower....................... 31
       3.6  Obligations Absolute........................................... 32
       3.7  Letter of Credit Payments...................................... 32
       3.8  Applications................................................... 32

SECTION 4.  REPRESENTATIONS AND WARRANTIES................................. 32
       4.1  Financial Condition............................................ 33
       4.2  No Change...................................................... 33
       4.3  Legal Existence; Compliance with Law........................... 33
       4.4  Legal Power; Authorization; Enforceable Obligations............ 34
       4.5  No Legal Bar................................................... 34
       4.6  Litigation..................................................... 34
       4.7  No Default..................................................... 34
       4.8  Ownership of Property; Liens................................... 35
       4.9  Intellectual Property.......................................... 35

      4.10 Taxes.......................................................... 35
      4.11 Federal Regulations............................................ 35
      4.12 Labor Matters.................................................. 35
      4.13 ERISA.......................................................... 36
      4.14 Investment Company Act; Other Regulations...................... 36
      4.15 Subsidiaries................................................... 36
      4.16 Environmental Matters.......................................... 36
      4.17 Accuracy of Information, etc................................... 37
      4.18 Security Documents............................................. 38
      4.19 Solvency....................................................... 38
      4.20 Year 2000 Matters.............................................. 38
      4.21 Related Agreements............................................. 38

SECTION 5. CONDITIONS PRECEDENT........................................... 39
      5.1  Initial Conditions............................................. 39
      5.2  Conditions to Each Extension of Credit......................... 41

SECTION 6. AFFIRMATIVE COVENANTS.......................................... 41
      6.1  Financial Statements........................................... 41
      6.2  Certificates; Other Information................................ 42
      6.3  Payment of Obligations......................................... 43
      6.4  Maintenance of Existence; Compliance........................... 43
      6.5  Maintenance of Property; Insurance............................. 43
      6.6  Inspection of Property; Books and Records; Discussions......... 43
      6.7  Notices........................................................ 44
      6.8  Environmental Laws............................................. 44
      6.9  Additional Collateral, etc..................................... 44
      6.10 Use of Proceeds................................................ 46

SECTION 7. NEGATIVE COVENANTS............................................. 46
      7.1  Financial Condition Covenants.................................. 46
      7.2  Indebtedness................................................... 48
      7.3  Liens.......................................................... 48
      7.4  Fundamental Changes............................................ 49
      7.5  Disposition of Property........................................ 49
      7.6  Restricted Payments............................................ 50
      7.7  Capital Expenditures........................................... 51
      7.8  Investments.................................................... 51
      7.9  Modifications of Preferred Membership Interests or Operating
           Agreement...................................................... 52
      7.10 Transactions with Affiliates................................... 52
      7.11 Sales and Leasebacks........................................... 52
      7.12 Changes in Fiscal Periods...................................... 53
      7.13 Negative Pledge Clauses........................................ 53
      7.14 Clauses Restricting Subsidiary Distributions................... 53
      7.15 Lines of Business.............................................. 53

                                                                      Page
                                                                      ----
SECTION 8.   EVENTS OF DEFAULT......................................... 53

SECTION 9.   THE ADMINISTRATIVE AGENT.................................. 57
       9.1   Appointment............................................... 57
       9.2   Delegation of Duties...................................... 57
       9.3   Exculpatory Provisions.................................... 57
       9.4   Reliance by Administrative Agent.......................... 58
       9.5   Notice of Default......................................... 58
       9.6   Non-Reliance on Administrative Agent and Other Lenders.... 58
       9.7   Indemnification........................................... 59
       9.8   Administrative Agent in Its Individual Capacity........... 59
       9.9   Successor Administrative Agent............................ 59
       9.10  Authorization to Release Guarantees and Liens............. 60

SECTION 10.  MISCELLANEOUS............................................. 60
       10.1  Amendments and Waivers.................................... 60
       10.2  Notices................................................... 61
       10.3  No Waiver; Cumulative Remedies............................ 62
       10.4  Survival of Representations and Warranties................ 62
       10.5  Payment of Expenses and Taxes............................. 62
       10.6  Successors and Assigns; Participations and Assignments.... 63
       10.7  Adjustments; Set-off...................................... 65
       10.8  Counterparts.............................................. 66
       10.9  Severability.............................................. 66
       10.10 Integration............................................... 66
       10.11 GOVERNING LAW............................................. 66
       10.12 Submission To Jurisdiction; Waivers....................... 66
       10.13 Acknowledgements.......................................... 67
       10.14 Confidentiality........................................... 67
       10.15 WAIVERS OF JURY TRIAL..................................... 68

ANNEX:

A           Pricing Grid


SCHEDULES:

1.1         Revolving Commitments
4.4         Consents, Authorizations, Filings and Notices
4.15        Subsidiaries
4.18        UCC Filing Jurisdictions
7.2(d)      Existing Indebtedness
7.3(f)      Existing Liens


EXHIBITS:

A           Form of Guarantee and Collateral Agreement
B           Form of Compliance Certificate
C           Form of Closing Certificate
D           Form of Assignment and Acceptance
E           Form of Legal Opinion of Cooperman Levitt Winikoff
             Lester & Newman, P.C.
F           Form of Exemption Certificate

          REVOLVING CREDIT AGREEMENT, dated as of October 7, 1998, among Insight Communications of Central Ohio, LLC, a limited liability company organized under the laws of Delaware (the "Borrower"), the several banks and other financial
                           --------
institutions or entities from time to time parties to this Agreement (the "Lenders") and Canadian Imperial Bank of Commerce, as administrative agent.
 -------

                              W I T N E S S E T H

          WHEREAS, the Borrower has requested that the Lenders make revolving credit loans to the Borrower in an aggregate amount of up to $25,000,000 at any one time outstanding; and

          WHEREAS, the Lenders are willing to make such revolving credit loans upon and subject to the terms and conditions hereinafter set forth;

          NOW THEREFORE, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

          1.1  Defined Terms.  As used in this Agreement, the terms listed in
               -------------
this Section 1.1 shall have the respective meanings set forth in this Section
1.1.

          "ABR": for any day, a rate per annum (rounded upwards, if necessary,
           ---
to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per
                                 ----------
annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors). Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based
           ---
upon the ABR.

          "Adjustment Date":  as defined in the Pricing Grid.
           ---------------

          "Administrative Agent": Canadian Imperial Bank of Commerce, together
           --------------------
with its affiliates, as the arranger of the Revolving Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

          "Affiliate":  as to any Person, any other Person that, directly or
           ---------
indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote

10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Exposure": with respect to any Lender at any time, an
           ------------------
amount equal to (a) until the Closing Date, the aggregate amount of such and (b) thereafter, such Lender's Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

          "Aggregate Exposure Percentage": with respect to any Lender at any
           -----------------------------
time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

          "Agreement": this Credit Agreement, as amended, supplemented or
           ---------
otherwise modified from time to time.

          "Applicable Margin": for each Type of Loan, the rate per annum set
           -----------------
forth under the relevant column heading below:


              ABR Loans               Eurodollar Loans
              ---------               ----------------
                0.75%                       2.00%;

provided, that on and after the first Adjustment Date occurring after the
- --------
Closing Date, the Applicable Margin with respect to the Loans will be determined pursuant to the Pricing Grid.

          "Application":  an application, in such form as the Issuing Lender may
           -----------
specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

          "Asset Sale":  any Disposition of property or series of related
           ----------
Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5) that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $250,000.

          "Asset Swap": any exchange, with any other Person of assets owned by
           ----------
the Borrower or any Subsidiary comprising one or more cable television systems for assets comprising one or more other cable television systems owned and operated by such Person.

          "Assignee":  as defined in Section 10.6(c).
           --------

          "Assignment and Acceptance": an Assignment and Acceptance,
           -------------------------
substantially in the form of Exhibit D.

          "Assignor":  as defined in Section 10.6(c).
           --------

          "Available Revolving Commitment": as to any Lender at any time, an
           ------------------------------
amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then
               ----
outstanding.

          "Benefitted Lender":  as defined in Section 10.7(a).
           -----------------

          "Board":  the Board of Governors of the Federal Reserve System of the
           -----
United States (or any successor).

          "Board of Directors":  of any Person means the board of directors,
           ------------------
management committee or other body governing the management and affairs of such Person.

          "Borrower":  as defined in the preamble hereto.
           --------

          "Borrowing Date":  any Business Day specified by the Borrower as a
           --------------
date on which the Borrower requests the Lenders to make Loans hereunder.

          "Business":  as defined in Section 4.16(b).
           --------

          "Business Day":  a day other than a Saturday, Sunday or other day on
           ------------
which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection
       --------
with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

          "Capital Expenditures":  for any period, with respect to any Person,
           --------------------
the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

          "Capital Lease Obligations":  as to any Person, the obligations of
           -------------------------
such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

          "Capital Stock":  any and all shares, interests, participations or
           -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash Equivalents":  (a) marketable direct obligations issued by, or
           ----------------
unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Services ("S&P") or P-1 by Moody's Investors Service, Inc. ("Moody's"), or
           ---                                               -------
carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition;
(d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

          "Change of Control":  (i) any Person (including a Person's Affiliates
           -----------------
and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Securities Exchange Act of 1934) of 50% or more of the total voting and economic power of the Borrower's Capital Stock, (ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33-1/3% of the total voting power of the Borrower's Capital Stock and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of the Borrower than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower, (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new members of the Board of Directors whose election by such Board of Directors or whose nomination for election by the shareholders or members of the Borrower has been approved by 66-2/3% of the members of the Board of Directors then still in office who either were members of the Board of Directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Borrower or (iv) Insight LP is the beneficial owner of less than 50% of the total voting and economic power of the Borrower's Capital Stock and ceases to have management control of the day-to-day operations of the Borrower, provided,
                                                                      --------
however, that a Change of Control will be deemed not to have occurred as
- -------
provided above if Insight continues to be the manager of the Borrower pursuant to the Operating Agreement or designees of Insight constitute a majority of the members of the Management Committee of the Borrower.

          "Closing Date":  the date on which the conditions precedent set forth
           ------------
in Section 5.1 shall have been satisfied, provided that such date is on or
                                          --------
before October 7, 1998.

          "Coaxial Senior Note Indenture":  the Indenture, dated as of August
           -----------------------------
21, 1998, entered into by Coaxial and Phoenix, as Issuers, and the Borrower, as Guarantor, in connection with the issuance of the Coaxial Senior Notes, together with all instruments and other agreements entered into by Coaxial, Phoenix or the Borrower in connection therewith.

          "Coaxial Discount Note Indenture":  the Indenture, dated as of August
           -------------------------------
21, 1998, entered into by the Discount Note Issuers, as Issuers, and the Borrower, as Guarantor, in connection with the issuance of the Coaxial Discount Notes, together with all instruments and other agreements entered into by the Discount Note Issuers or the Borrower in connection therewith.

          "Coaxial Senior Notes":  10% Senior Notes due 2006 of Coaxial and
           --------------------
Phoenix issued pursuant to the Coaxial Senior Note Indenture.

          "Coaxial Discount Notes":  the 12-7/8% Senior Discount Notes due 2008
           ----------------------
of the Discount Note Issuers issued pursuant to the Coaxial Discount Note Indenture.

          "Coaxial"  Coaxial Communications of Central Ohio, Inc., a corporation
           -------
organized under the laws of Ohio.

          "Code":  the Internal Revenue Code of 1986, as amended from time to
           ----
time.

          "Collateral":  all property of the Loan Parties, now owned or
           ----------
hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment Fee Rate":  1/2 of 1% per annum.
           -------------------

          "Commonly Controlled Entity":  an entity, whether or not incorporated,
           --------------------------
that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

          "Compliance Certificate":  a certificate duly executed by a
           ----------------------
Responsible Officer substantially in the form of Exhibit B.

          "Consolidated Annualized Adjusted Operating Cash Flow":  for any
           ----------------------------------------------------
fiscal quarter, the product of (a) Consolidated Operating Cash Flow for such fiscal quarter, multiplied by (b) four, provided, however, that (i) in the case
                                        --------  -------
of the calculation thereof for the fiscal quarter ending June 30, 1998, the adjustments to historical and pro forma EBITDA described in the table set forth in Note (13) to the Summary Historical and Combined Pro Forma Financial and Operating Data included in the Offering Memorandum for the Coaxial Discount Notes (the "Adjustments") shall be made to Consolidated Operating Cash Flow for
            -----------
such fiscal quarter and (ii) in the case of the calculation thereof for the fiscal quarter ending

September 30, 1998, Consolidated Operating Cash Flow for such quarter shall be adjusted to the extent of the product of (x) the Adjustments multiplied by a fraction (1) the numerator of which is the number of days in the period commencing on the date of contribution of the Contributed Assets to the Borrower and ending on the last day of such fiscal quarter and (2) the denominator of which is the number of days in such fiscal quarter.

          "Consolidated Fixed Charge Coverage Ratio":  for any period, the ratio
           ----------------------------------------
of (a) Consolidated Operating Cash Flow for such period to (b) Consolidated Fixed Charges for such period; provided, however, that for any period during the
                               --------  -------
fiscal year of the Borrower ending 1999 or 2000, the Consolidated Fixed Charge Coverage Ratio shall be the ratio of (a) Consolidated Operating Cash Flow for such period to (b) Consolidated Fixed Charges minus the aggregate amount of
                                              -----
Capital Expenditures (up to (i) $15,000,000 for the fiscal year ending 1999 or (ii) $2,500,000 for the fiscal year ending 2000) made during such period by the Borrower and its Subsidiaries in connection with the upgrade of cable television systems then owned by the Borrower or any of its Subsidiaries.

          "Consolidated Fixed Charges":  for any period, the sum (without
           --------------------------
duplication) of (a) Consolidated Interest Expense for such period, (b) Capital Expenditures by the Borrower and its Subsidiaries during such period, (c) scheduled payments made during such period on account of principal of Indebtedness of the Borrower or any of its Subsidiaries (including payments of Loans accompanying scheduled reductions of the Revolving Commitments), (d) income taxes paid in cash by the Borrower and its Subsidiaries during such period and (e) dividend payments made by the Borrower pursuant to Section 7.6(b) during such period.

          "Consolidated Interest Coverage Ratio":  for any period, the ratio of
           ------------------------------------
(a) Consolidated Operating Cash Flow for such period to (b) Consolidated Interest Expense for such period.

          "Consolidated Interest Expense":  for any period, total cash interest
           -----------------------------
expense (including that attributable to Capital Lease Obligations) of the Borrower and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP).

          "Consolidated Leverage Ratio":  on any day, the ratio of (a)
           ---------------------------
Consolidated Total Debt on such day to (b) the sum of (i) Consolidated Annualized Adjusted Operating Cash Flow for the then most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 6.1 plus (ii) management fees deducted in determining the
                        ----
Consolidated Operating Cash Flow for such period.

          "Consolidated Net Income":  for any period, the consolidated net
           -----------------------
income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                            --------
excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "Consolidated Operating Cash Flow":  for any period, Consolidated Net
           --------------------------------
Income for such period plus, without duplication and to the extent reflected as
                       ----
a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business), and (f) any other non-cash charges, and minus, to the
                                                             -----
extent included in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) any other non-cash income, all as determined on a consolidated basis. For the purposes of calculating Consolidated Operating Cash Flow for any period of four consecutive fiscal quarters (each, a "Reference Period"), (i) if at any time during such
                          ----------------
Reference Period the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated Operating Cash Flow for such Reference Period shall be reduced by an amount equal to the Consolidated Operating Cash Flow (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Operating Cash Flow (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, Consolidated Operating Cash Flow for such Reference Period shall be calculated after giving pro forma effect
                                                                --- -----
thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any
                                                --------------------
acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $1,000,000; and "Material Disposition" means any
                                           --------------------
Disposition of property or series of related Dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $1,000,000.

          "Consolidated Pro Forma Debt Service":  for any period, the sum of (a)
           -----------------------------------
the amount (which may in no event be less than zero) determined by subtracting the amount of the Revolving Commitments scheduled to be in effect at the end of such period from the aggregate principal amount of the Revolving Credit Loans outstanding at the beginning of such period, (b) the aggregate amount of Consolidated Interest Expense reasonably expected to be incurred during such period (taking into account all scheduled reductions in principal during such period and, in the case of interest which is calculated on a floating basis, assuming that the rate in effect at the beginning of such period will remain in effect throughout such period) and (c) the maximum aggregate amount of dividend payments that the Borrower would be permitted pursuant to Section 7.6(b) to pay during such period.

          "Consolidated Total Debt":  at any date, the aggregate principal
           -----------------------
amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

          "Contractual Obligation":  as to any Person, any provision of any
           ----------------------
security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Contributed Assets":  the assets previously comprising an operating
           ------------------
unit within Coaxial that operated a cable television system which provided basic and expanded cable services to homes in Columbus, Ohio and surrounding areas and that were contributed by Coaxial to the Borrower pursuant to the Contribution Agreement.

          "Contribution Agreement":  the Contribution Agreement, dated June 30,
           ----------------------
1998, between Coaxial and Insight LP, as amended by an Amendment to Contribution Agreement dated as of July 15, 1998 and a Second Amendment dated as of August 21, 1998, and as assigned by Insight LP to Insight LLC by an Assignment and Assumption Agreement, dated August 21, 1998, but without giving effect to any other amendments, supplements or other modifications thereto.

          "Control Investment Affiliate":  as to any Person, any other Person
           ----------------------------
that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Default":  any of the events specified in Section 8, whether or not
           -------
any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "Discount Note Issuers":  collectively, Coaxial LLC, a limited
           ---------------------
liability company organized under the laws of Delaware, and Coaxial Financing Corp., a corporation organized under the laws of Delaware.

          "Disposition":  with respect to any property, any sale, lease, sale
           -----------
and leaseback, assignment, conveyance, transfer or other disposition thereof; provided that any Asset Swap permitted under clause (f) of Section 7.5 shall be
---------
deemed a Disposition only to the extent
provided for in such clause.  The terms "Dispose" and "Disposed of" shall have
                                         -------       -----------
correlative meanings.

          "Dollars" and "$":  dollars in lawful currency of the United States.
           -------       -

          "Environmental Laws":  any and all foreign, Federal, state, local or
           ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA":  the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time.

          "Eurocurrency Reserve Requirements":  for any day as applied to a
           ---------------------------------
Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "Eurodollar Base Rate":  with respect to each day during each Interest
           --------------------
Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to
                      --------------------
such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

          "Eurodollar Loans":  Loans the rate of interest applicable to which is
           ----------------
based upon the Eurodollar Rate.

          "Eurodollar Rate":  with respect to each day during each Interest
           ---------------
Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche":  the collective reference to Eurodollar Loans
           ------------------
the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "Event of Default":  any of the events specified in Section 8,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
- --------
both, has been satisfied.

          "Federal Funds Effective Rate":  for any day, the weighted average of
           ----------------------------
the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "Funding Office":  the office of the Administrative Agent specified in
           --------------
Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

          "GAAP":  generally accepted accounting principles in the United States
           ----
as in effect from time to time, except that for purposes of Section 7.1, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 4.1(b).

          "Governmental Authority":  any nation or government, any state or
           ----------------------
other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

          "Guarantee and Collateral Agreement":  the Guarantee and Collateral
           ----------------------------------
Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

          "Guarantee Obligation":  as to any Person (the "guaranteeing person"),
           --------------------                           -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations")
                                                           -------------------
of any other third Person (the "primary obligor") in any manner, whether
                                ---------------
directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or
(2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,

(iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not
                 --------  -------
include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

          "Hedge Agreements":  all interest rate swaps, caps or collar
           ----------------
agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "Indebtedness":  of any Person at any date, without duplication, (a)
           ------------
all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, excluding the Guarantee Obligations of the Borrower and its Subsidiaries with respect to the Coaxial Discount Notes; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and
(j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

          "Insight":  the collective reference to Insight LLC and Insight LP.
           -------

          "Insight LLC":  Insight Holdings of Ohio, LLC, a limited liability
           -----------
company organized under the laws of Delaware.

          "Insight LP":  Insight Communications Company, L.P., a limited
           ----------
partnership organized under the laws of Delaware.

          "Insolvency":  with respect to any Multiemployer Plan, the condition
           ----------
that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.
           ---------

          "Intellectual Property":  the collective reference to all rights,
           ---------------------
priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "Interest Payment Date":  (a) as to any ABR Loan, the last day of each
           ---------------------
March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period,
(c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and
(d) as to any Loan (other than any Loan that is an ABR Loan), the date of any repayment or prepayment made in respect thereof.

          "Interest Period":  as to any Eurodollar Loan, (a) initially, the
           ---------------
period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three, six or, if available to all Lenders, twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six or, if available to all Lenders, twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing
                                      --------
provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Termination Date shall end on the Revolving Termination Date;

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

          "Investments":  as defined in Section 7.8.
           -----------

          "Issuing Lender":  Canadian Imperial Bank of Commerce, in its capacity
           --------------
as issuer of any Letter of Credit.

          "Junior Preferred Membership Interests":  the preferred membership
           -------------------------------------
interests of the Borrower designated Preferred B Interests, issued by the Borrower pursuant to its Operating Agreement.

          "L/C Commitment":  $5,000,000.
           --------------

          "L/C Fee Payment Date":  the last day of each March, June, September
           --------------------
and December and the last day of the Revolving Commitment Period.

          "L/C Obligations":  at any time, an amount equal to the sum of (a) the
           ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

          "L/C Participants":  the collective reference to all the Lenders other
           ----------------
than the Issuing Lender.

          "Lenders":  as defined in the preamble hereto.
           -------

          "Letters of Credit":  as defined in Section 3.1(a).
           -----------------

          "Lien":  any mortgage, pledge, hypothecation, assignment, deposit
           ----
arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

          "Loans":  as defined in Section 2.1(a).
           -----

          "Loan Documents":  this Agreement, the Security Documents and the
           --------------
Notes.

          "Loan Parties":   the Borrower and each Subsidiary of the Borrower
           ------------
that is a party to a Loan Document.

          "Majority Lenders":  at any time, the holders of more than 50% of the
           ----------------
Total Revolving Commitments then in effect, or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

          "Material Adverse Effect":  a material adverse effect on (a) the
           -----------------------
business, property, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern":  any gasoline or petroleum
           ----------------------------------
(including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "Multiemployer Plan":  a Plan that is a multiemployer plan as defined
           ------------------
in Section 4001(a)(3) of ERISA.

          "Net Cash Proceeds":  (a) in connection with any Asset Sale or any
           -----------------
Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

          "Non-Excluded Taxes":  as defined in Section 2.14(a).
           ------------------

          "Non-U.S. Lender":  as defined in Section 2.14(d).
           ---------------

          "Notes":  the collective reference to any promissory note evidencing
           -----
Loans.

          "Obligations":  the unpaid principal of and interest on (including
           -----------
interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Hedge Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Hedge Agreement entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

          "Operating Agreement": the Operating Agreement of the Borrower entered
           -------------------
into effective as of August 21, 1998, as in effect on the date hereof without giving effect to any amendments, supplements or modifications thereto not permitted by Section 7.9.

          "Other Taxes":  any and all present or future stamp or documentary
           -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "Participant":  as defined in Section 10.6(b).
           -----------

          "PBGC":  the Pension Benefit Guaranty Corporation established pursuant
           ----
to Subtitle A of Title IV of ERISA (or any successor).

          "Permitted Holders":  the collective reference to Insight LP, Barry
           -----------------
Silverstein, Dennis J. McGillicuddy and D. Stevens McVoy.

          "Person":  an individual, partnership, corporation, limited liability
           ------
company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Phoenix":  Phoenix Associates, a general partnership, organized under
           -------
the laws of Florida.

          "Plan":  at a particular time, any employee benefit plan that is
           ----
covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pricing Grid":  the pricing grid attached hereto as Annex A.
           ------------

          "Pro Forma Financial Statements":  as defined in Section 4.1(a).
           ------------------------------

          "Projections":  as defined in Section 6.2(c).
           -----------

          "Properties":  as defined in Section 4.16(a).
           ----------

          "Recovery Event":  the receipt by the Borrower or any of its
           --------------
Subsidiaries of an amount in excess of $250,000 from any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

          "Reference Lender":  Canadian Imperial Bank of Commerce.
           ----------------

          "Refinancing Indebtedness":  Indebtedness that refunds, refinances or
           ------------------------
extends any Indebtedness of the Borrower or any of its Subsidiaries permitted to be outstanding pursuant to Section 7.2(d), (e) and (f), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Obligations to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Loans, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Loans has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Loans, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions of such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

          "Register":  as defined in Section 10.6(d).
           --------

          "Regulation U":  Regulation U of the Board as in effect from time to
           ------------
time.

          "Reimbursement Obligation":  the obligation of the Borrower to
           ------------------------
reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

          "Reinvestment Deferred Amount":  with respect to any Reinvestment
           ----------------------------
Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to reduce the Revolving Commitments pursuant to Section 2.6(b) as a result of the delivery of a Reinvestment Notice.

          "Reinvestment Event":  any Asset Sale or Recovery Event in respect of
           ------------------
which the Borrower has delivered a Reinvestment Notice.

          "Reinvestment Notice":  a written notice executed by a Responsible
           -------------------
Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

          "Reinvestment Prepayment Amount":  with respect to any Reinvestment
           ------------------------------
Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

          "Reinvestment Prepayment Date":  with respect to any Reinvestment
           ----------------------------
Event, the earlier of (a) the date occurring twelve months after such Reinvestment Event and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

          "Reorganization":  with respect to any Multiemployer Plan, the
           --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event":  any of the events set forth in Section 4043(b) of
           ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg.
(S) 4043.

          "Requirement of Law":  as to any Person, the Certificate of
           ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer":  the chief executive officer, president,
           -------------------
executive vice president, chief financial officer or chief operating officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

          "Restricted Payments":  as defined in Section 7.6.
           -------------------

          "Revolving Commitment":  as to any Lender, the obligation of such
           --------------------
Lender to make Loans and participate in Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments is $25,000,000.

          "Revolving Commitment Period":  the period from and including the
           ---------------------------
Closing Date to the Revolving Termination Date.

          "Revolving Extensions of Credit":  as to any Lender at any time, an
           ------------------------------
amount equal to the sum of (a) the aggregate principal amount of all Loans held by such Lender then outstanding and (b) such Lender's Revolving Percentage of the L/C Obligations then outstanding.

          "Revolving Percentage":  as to any Lender at any time, the percentage
           --------------------
which such Lender's Revolving Commitment then constitutes of the Total Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

          "Revolving Termination Date":  September 30, 2004
           --------------------------

          "SEC":  the Securities and Exchange Commission, any successor thereto
           ---
and any analogous Governmental Authority.

          "Security Documents":  the collective reference to the Guarantee and
           ------------------
Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

          "Senior Preferred Membership Interests":  the preferred membership
           -------------------------------------
interests of the Borrower designated Preferred A Interests, issued by the Borrower pursuant to its Operating Agreement.

          "Single Employer Plan":  any Plan that is covered by Title IV of
           --------------------
ERISA, but that is not a Multiemployer Plan.

          "Solvent":  when used with respect to any Person, means that, as of
           -------
any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Subsidiary":  as to any Person, a corporation, partnership, limited
           ----------
liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

          "Subsidiary Guarantor":  each Subsidiary of the Borrower.
           --------------------

          "Tax Distributions": the distributions required to be made by the
           -----------------
Borrower to its members, pursuant Section 4.1(a)(iv) of its Operating Agreement.

          "Total Revolving Commitments":  at any time, the aggregate amount of
           ---------------------------
the Revolving Commitments then in effect.

          "Total Revolving Extensions of Credit":  at any time, the aggregate
           ------------------------------------
amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

          "Transferee":  any Assignee or Participant.
           ----------

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
           ----
Loan.

          "Uniform Customs":  the Uniform Customs and Practice for Documentary
           ---------------
Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "United States":  the United States of America.
           -------------

          "U.S. Taxes":  as defined in Section 10.6(d).
           ----------

          "Wholly Owned Subsidiary":  as to any Person, any other Person all of
           -----------------------
the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Revolving Commitments.  (a)  Subject to the terms and conditions
               ---------------------
hereof, each Lender severally agrees to make revolving credit loans ("Loans") to
                                                                      -----
the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Commitment then in effect. During the Revolving Commitment Period the Borrower may use the Revolving Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7.

          (b) The Borrower shall repay all outstanding Loans on the Revolving Termination Date.

          (c) The Revolving Commitments shall be reduced (and each Lender's Commitment shall be ratably reduced) on consecutive quarterly dates, commencing on March 31, 2002, by the amount set forth opposite each date below:

                     Date                      Amount
                     ----                      ------
               March 31, 2002                $  625,000
               June 30, 2002                 $  625,000
               September 30, 2002            $  625,000
               December 31, 2002             $  625,000
               March 31, 2003                $  937,500
               June 30, 2003                 $  937,500
               September 30, 2003            $  937,500
               December 31, 2003             $  937,000
               March 31, 2004                $6,250,000
               June 30, 2004                 $6,250,000

               September 30, 2004            $6,250,000

          2.2  Procedure for Borrowing.  The Borrower may borrow under the
               -----------------------
Revolving Commitments during the Revolving Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable
     --------
notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans), specifying (i) the amount and Type of Loans to be borrowed, (ii) the requested Borrowing Date and
(iii) in the case of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Any Loans made on the Closing Date shall initially be ABR Loans. Each borrowing under the Revolving Commitments shall be in an amount equal to (x) in the case of ABR Loans, $250,000 or a whole multiple of $100,000 in excess thereof (or, if the then aggregate Available Revolving Commitments are less than $100,000, such lesser amount) and (y) in the case of Eurodollar Loans, $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each
                                                  --- ----
borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.3  Commitment Fees, etc.  (a)  The Borrower agrees to pay to the
               ---------------------
Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Administrative Agent.

          2.4  Termination or Reduction of Revolving Commitments.  The Borrower
               -------------------------------------------------
shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments; provided that no such
                                                         --------
termination or reduction of Revolving Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Commitments then in effect.

          2.5  Optional Prepayments.  The Borrower may at any time and from time
               --------------------
to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the
       --------
last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.15. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.6  Mandatory Prepayments and Commitment Reductions.  (a)  Unless the
               -----------------------------------------------
Majority Lenders shall otherwise agree, if any Capital Stock or Indebtedness shall be issued or incurred by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2 as in effect on the date of this Agreement and excluding any Capital Stock of the Borrower issued to any Person that is a member of the Borrower on the date hereof), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the permanent reduction of the Revolving Commitments.

          (b) Unless the Majority Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied on such date toward the permanent reduction of the Revolving Commitments; provided,
                                                                  --------
that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the permanent reduction of the Revolving Commitments.

          (c)  Any reductions of the Revolving Commitments made pursuant to this
Section 2.6 or Section 2.1(c) shall be accompanied by prepayment of the Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Commitments as so reduced, provided that if the
                                                         --------
aggregate principal amount of Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment pursuant to this Section shall be made, first, to ABR Loans
                                                          -----
and, second, to Eurodollar Loans.
     ------

Each prepayment of the Loans under this Section shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.7  Conversion and Continuation Options. (a)  The Borrower may elect
               -----------------------------------
from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be
               --------
made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a Eurodollar
                  --------
Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

          (b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided
                                                                       --------
that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Lenders have determined in its or their sole discretion not to permit such continuations, and provided, further, that if the Borrower shall fail to give
                   --------  -------
any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

          2.8  Limitations on Eurodollar Tranches.  Notwithstanding anything to
               ----------------------------------
the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

          2.9  Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

          (c) If any Event of Default shall have occurred and be continuing and notice to the effect that the default rate specified in this paragraph shall become applicable shall be delivered to the Borrower by the Administrative Agent or the Majority Lenders, all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum equal to the rate applicable to ABR Loans plus 2%.
          ----

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section
      --------
shall be payable from time to time on demand.

          2.10 Computation of Interest and Fees.  (a)  Interest and fees payable
               --------------------------------
pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.9(a).

          2.11 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then-current Interest Period, to ABR Loans.

Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

          2.12 Pro Rata Treatment and Payments.  (a)  Each borrowing by the
               -------------------------------
Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the respective Revolving Percentages of the
              --- ----
Lenders.

          (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata
                                                                --- ----
according to the respective outstanding principal amounts of the Loans then held by the Lenders.

          (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans, on demand, from the Borrower.

          (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares
                                                                --- ----
of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

          2.13 Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.14 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to
                    --------
compensate a Lender pursuant to this paragraph for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; and provided further that, if
                                                       -------- -------
the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.14 Taxes.  (a)  All payments made by the Borrower under this
               -----
Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld
               ------------------
from any amounts payable to the Administrative Agent or any Lender hereunder, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to
                --------  -------
increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall
                                                    ---------------
deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F and a Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is
                                               --------
legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          (f) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Indemnity.  The Borrower agrees to indemnify each Lender and to
               ---------
hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably
                          ----
determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16 Change of Lending Office.  Each Lender agrees that, upon the
               ------------------------
occurrence of any event giving rise to the operation of Section 2.13 or 2.14(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such
                                                   --------
designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect
                  --------  -------
or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.13 or 2.14(a).

                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit ("Letters of Credit") for
                                                       -----------------
the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of
---------
Credit if, after giving effect to such issuance, (i) the L/C

Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of
(x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter
                                                       --------
of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letter of Credit.  The Borrower may
               ------------------------------------------
from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

          3.3  Fees and Other Charges.  (a)  The Borrower will pay a fee on all
               ----------------------
outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans shared ratably among the Lenders and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 1/4 of 1% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the Issuance Date.

          (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

          3.4  L/C Participations.  (a)  The Issuing Lender irrevocably agrees
               ------------------
to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro
                                                                         ---
rata share of such payment in accordance with Section 3.4(a), the Issuing Lender
-----
receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof;
                                                   --- ----
provided, however, that in the event that any such payment received by the
--------- -------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

          3.5  Reimbursement Obligation of the Borrower.  The Borrower agrees to
               ----------------------------------------
reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.
Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.9(b) and (ii) thereafter, Section 2.9(c).

          3.6  Obligations Absolute.  The Borrower's obligations under this
               --------------------
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Issuing Lender. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          3.8  Applications.  To the extent that any provision of any
               ------------
Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

          4.1  Financial Condition.  (a) The unaudited pro forma balance sheet
               -------------------                     --- -----
of the Borrower as at June 30, 1998 (including the notes thereto) and the unaudited pro forma statements of operations for the Borrower for the year ended
          --- -----
December 31, 1997 and the six months ended June 30, 1998 (including the notes thereto) (together, the "Pro Forma Financial Statements"), copies of which have
                         ------------------------------
heretofore been furnished to each Lender, has been prepared giving pro forma
                                                                   --- -----
effect (as if such events had occurred, with respect to balance sheet data, on such date, and with respect to statements of operations data, as of the beginning of the periods covered thereby) to (i) each of the transactions contemplated by Section 5.1(c), (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing.

          (b   The audited statements of net assets to be contributed as at
December 31, 1996 and 1997 and the related statements of operations and of cash flows for the fiscal years ended on such dates and on December 31, 1995, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the financial condition of the Contributed Assets as at such dates, and the consolidated results of their operations and their cash flows for the fiscal years then ended. The unaudited condensed statements of net assets to be contributed as at June 30, 1998, and the related unaudited statements of operations and cash flows for the six-month period ended on such date, present fairly the condensed financial condition of the Contributed Assets as at such date, and the condensed results of its operations and its cash flows for the six-month periods ended June 30, 1998 and June 30, 1997 (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Immediately prior to the Closing Date, except with respect to the Coaxial Discount Notes and the Coaxial Senior Notes the Borrower does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 1997 to and including the date hereof there has been no Disposition by Coaxial or any of its Subsidiaries of any material part of its business or property to any Person other than the Borrower.

          4.2  No Change.  Since June 30, 1998 there has been no development or
               ---------
event that has had or could reasonably be expected to have a Material Adverse Effect.

          4.3  Legal Existence; Compliance with Law.  Each of the Borrower and
               ------------------------------------
its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification (except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect) and (d) is in compliance with all Requirements of Law (except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect).

          4.4  Legal Power; Authorization; Enforceable Obligations.  Each Loan
               ---------------------------------------------------
Party has the legal power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary legal action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.18. Each Loan Document has been duly executed and delivered on behalf of each Loan Party which is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5  No Legal Bar.  The execution, delivery and performance of this
               ------------
Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.6  Litigation.  No litigation, investigation or proceeding of or
               ----------
before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither the Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Each of the Borrower and its
               ----------------------------
Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

          4.9  Intellectual Property.  The Borrower and each of its Subsidiaries
               ---------------------
owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any respect that could reasonably be expected to have a Material Adverse Effect.

          4.10 Taxes.  Each of the Borrower and each of its Subsidiaries has
               -----
filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.11 Federal Regulations.  No part of the proceeds of any Loans will
               -------------------
be used for "buying" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          4.12 Labor Matters.  Except as, in the aggregate, could not reasonably
               -------------
be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          4.13 ERISA.  Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations.  No Loan Party is an
               -----------------------------------------
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

          4.15 Subsidiaries.  Except as disclosed to the Administrative Agent by
               ------------
the Borrower in writing from time to time after the Closing Date, (a) Schedule
4.15 sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except as created by the Loan Documents.

          4.16 Environmental Matters.  Except as, in the aggregate, could not
               ---------------------
reasonably be expected to have a Material Adverse Effect:

          (a) the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and
                                               ----------
     have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by the Borrower or any of its

     Subsidiaries (the "Business"), nor does the Borrower have knowledge or
                        --------
     reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

          (e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

          (g) neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

          4.17 Accuracy of Information, etc.  No statement or information
               ----------------------------
contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in
                                 --- -----
the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.18 Security Documents.  The Guarantee and Collateral Agreement is
               ------------------
effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock, if any, described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on
Schedule 4.18 in appropriate form are filed in the offices specified on Schedule 4.18, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

          4.19 Solvency.  Each Loan Party is, and after giving effect to
               --------
incurrence of all Indebtedness being incurred in connection herewith will be and will continue to be, Solvent.

          4.20 Year 2000 Matters.  Any reprogramming required to permit the
               -----------------
proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries or used or relied upon in the conduct of their business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by January 1, 1999. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Borrower and its Subsidiaries are with ordinary course upgrading and maintenance, sufficient for the conduct of their business as currently conducted.

          4.21 Related Agreements.  The Borrower has delivered to each Lender a
               ------------------
complete and correct copy of the Coaxial Senior Note Indenture, the Coaxial Discount Note Indenture, the Operating Agreement and the Contribution Agreement.

                       SECTION 5.  CONDITIONS PRECEDENT

          5.1  Initial Conditions. The obligations of the Lenders to extend
               ------------------
credit hereunder are subject to the satisfaction, prior to or concurrently with the Closing Date (but in any event no later than October 7, 1998), of the following conditions precedent:

          (a)  Credit Agreement; Guarantee and Collateral Agreement.  The
               ----------------------------------------------------
     Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1, and (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower.

          (b)  Minimum Consolidated Annualized Adjusted Operating Cash Flow.
               ------------------------------------------------------------
     The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower to the effect that Consolidated Annualized Adjusted Operating Cash Flow for the fiscal quarter ended June 30, 1998 is at least equal to $21,778,000.

          (c)  Related Transactions.  The following transactions shall have been
               --------------------
     consummated, in each case on terms and conditions reasonably satisfactory to the Lenders:

               (i) the Discount Note Issuers shall have received at least $30,000,000 in gross cash proceeds from the issuance of the Coaxial Discount Notes;

               (ii) Coaxial and Phoenix shall have received at least $140,000,000 in gross cash proceeds from the issuance of the Coaxial Senior Notes;

               (iii) the proceeds of the Coaxial Discount Notes and the Coaxial Senior Notes shall have been used to repay indebtedness under Coaxial's then existing credit agreement under which The Chase Manhattan Bank acted as administrative agent;

               (iv) Coaxial shall hold the Junior Preferred Membership Interests and the Senior Preferred Membership Interests;

               (v) the Borrower shall have received from Insight LLC at least $10,000,000 in cash as a common equity contribution; and

               (vi) the Borrower shall have received from Coaxial, as a common equity contribution, the Contributed Assets.

          (d)  Financial Statements.  The Lenders shall have received the
               --------------------
     financial statements described in Section 4.1.

          (e)  Approvals.  All governmental and third party approvals (including
               ---------
     landlords' and other consents) necessary in connection with the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

          (f)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent lien search in each of the jurisdictions where assets of the Loan Parties are located, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

          (g)  Fees.  The Lenders and the Administrative Agent shall have
               ----
     received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date.

          (h)  Closing Certificate.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (i)  Legal Opinions.  The Administrative Agent shall have received the
               --------------
     following executed legal opinions:

               (i) the legal opinion of Cooperman Levitt Winikoff Lester & Newman, P.C., counsel to the Borrower, substantially in the form of Exhibit E; and

               (ii) the legal opinion of local counsel in Ohio, in form and substance satisfactory to the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

          (j)  Filings, Registrations and Recordings.  Each document (including
               -------------------------------------
     any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation.

          (k)  Insurance.  The Administrative Agent shall have received
               ---------
     insurance certificates satisfying the requirements of Section 5.2(b) of the Guarantee and Collateral Agreement.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.2 have been satisfied.

                       SECTION 6.  AFFIRMATIVE COVENANTS

          Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to the Administrative Agent and
               --------------------
each Lender:

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 45 days after the end of each fiscal quarter of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible

     Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to the Administrative
               -------------------------------
Agent and each Lender:

          (a) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

          (b) as soon as available, and in any event no later than 45 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a
      -----------
     certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

          (c) within 45 days after the end of each fiscal quarter of the Borrower, a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

          (d) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports or the Borrower may make to, or file with, the SEC; and

          (e) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

          6.4  Maintenance of Existence; Compliance.    (a) (i) preserve, renew
               ------------------------------------
and keep in full force and effect its legal existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  (a)  Keep all property
               ----------------------------------
useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          6.6  Inspection of Property; Books and Records; Discussions.  (a)
               ------------------------------------------------------
Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $2,500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; and

          (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)  Comply in all material respects with,
               ------------------
and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          6.9  Additional Collateral, etc.  (a)  With respect to any property
               --------------------------
acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than (x) any property described in paragraph (b), (c) or (d) below and (y) any property subject to a Lien expressly permitted by Section 7.3(g)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly
(i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $500,000 owned on the date hereof by the Borrower or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly upon request by the Administrative Agent (i) execute and deliver a first priority mortgage or deed of trust, in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such mortgage or deed of trust, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any new Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement,
(B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the

Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          6.10 Use of Proceeds.  Use the proceeds of the Loans to finance
               ---------------
capital expenditures and for working capital and general purposes.


                        SECTION 7.  NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Revolving Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1  Financial Condition Covenants.
               -----------------------------

          (a)  Consolidated Leverage Ratio.  Permit the Consolidated Leverage
               ---------------------------
Ratio on any day during any period set forth below to exceed the ratio set forth below opposite such period:

                                                      Consolidated
               Period                                 Leverage Ratio
               ------                                 --------------

          August 21, 1998 to December 31, 1999         7.00 to 1.00
          January 1, 2000 to December 31, 2000         6.50 to 1.00
          January 1, 2001 to December 31, 2001         6.00 to 1.00
          January 1, 2002 to December 31, 2002         5.50 to 1.00
          January 1, 2003 to September 30, 2004        5.00 to 1.00

          (b)  Consolidated Interest Coverage Ratio.  Permit the Consolidated
               ------------------------------------
Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                  Consolidated Interest
                Fiscal Quarter                        Coverage Ratio
                --------------                    ---------------------

               December 31, 1998                       1.25 to 1.00
               March 31, 1999                          1.25 to 1.00
               June 30, 1999                           1.25 to 1.00
               September 30, 1999                      1.25 to 1.00
               December 31, 1999                       1.25 to 1.00
               March 31, 2000                          1.25 to 1.00
               June 30, 2000                           1.25 to 1.00
               September 30, 2000                      1.25 to 1.00
               December 31, 2000                       1.25 to 1.00

               March 31, 2001                          1.50 to 1.00
               June 30, 2001                           1.50 to 1.00
               September 30, 2001                      1.50 to 1.00
               December 31, 2001                       1.50 to 1.00
               March 31, 2002                          1.50 to 1.00
               June 30, 2002                           1.50 to 1.00
               September 30, 2002                      1.50 to 1.00
               December 31, 2002                       1.50 to 1.00
               March 31, 2003                          1.50 to 1.00
               June 30, 2003                           1.50 to 1.00
               September 30, 2003                      1.50 to 1.00
               December 31, 2003                       1.50 to 1.00
               March 31, 2004                          1.50 to 1.00
               June 30, 2004                           1.50 to 1.00
               September 30, 2004                      1.50 to 1.00

          (c)  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated
               ----------------------------------------
Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                   Consolidated Fixed
               Fiscal Quarter                     Charge Coverage Ratio
               --------------                     ---------------------

               March 31, 2001                          1.00 to 1.00
               June 30, 2001                           1.00 to 1.00
               September 30, 2001                      1.00 to 1.00
               December 31, 2001                       1.00 to 1.00
               March 31, 2002                          1.10 to 1.00
               June 30, 2002                           1.10 to 1.00
               September 30, 2002                      1.10 to 1.00
               December 31, 2002                       1.10 to 1.00
               March 31, 2003                          1.10 to 1.00
               June 30, 2003                           1.10 to 1.00
               September 30, 2003                      1.10 to 1.00
               December 31, 2003                       1.10 to 1.00
               March 31, 2004                          1.10 to 1.00
               June 30, 2004                           1.10 to 1.00
               September 30, 2004                      1.10 to 1.00

          (d)  Consolidated Pro Forma Debt Service Ratio.  Permit the ratio of
               -----------------------------------------
(i) Consolidated Annualized Adjusted Operating Cash Flow for any period of four consecutive fiscal quarters to (ii) Consolidated Pro Forma Debt Service for the immediately succeeding period of four consecutive fiscal quarters to be less than 1.20 to 1.00.

          7.2  Indebtedness.  Create, issue, incur, assume, become liable in
               ------------
respect of or suffer to exist any Indebtedness, except:

          (a)  Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of the Borrower to any Subsidiary and of any Wholly Owned Subsidiary of the Borrower to the Borrower or any other Subsidiary;

          (c) Guarantee Obligations incurred in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of any Wholly Owned Subsidiary of the Borrower;

          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d);

          (e) Indebtedness (including, without limitation, Capital Lease Obligations and purchase money Indebtedness) secured by Liens permitted by
     Section 7.3(g) in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;

          (f) Guarantee Obligations of the Borrower or its Subsidiaries in respect of the obligations of the respective Issuers under the Coaxial Senior Note Indenture and the Coaxial Discount Note Indenture;

          (g)  Refinancing Indebtedness; and

          (h) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all of its Subsidiaries) not to exceed $250,000 at any one time outstanding.

          7.3  Liens.  Create, incur, assume or suffer to exist any Lien upon
               -----
any of its property, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such
                                                        --------
     Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(e) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created
                                 --------
     substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) the amount of Indebtedness secured thereby is not increased;

          (h)  Liens created pursuant to the Security Documents; and

          (i) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased.

          7.4  Fundamental Changes.  Enter into any merger, consolidation or
               -------------------
amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all of its property or business, except that:

          (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or
                           --------
     surviving corporation) or with or into any Wholly Owned Subsidiary of the Borrower (provided that the Wholly Owned Subsidiary of the Borrower shall
               --------
     be the continuing or surviving corporation); and

          (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary of the Borrower.

          7.5  Disposition of Property.  Dispose of any of its property, whether
               -----------------------
now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

          (a) the Disposition of obsolete or worn out property in the ordinary course of business;

          (b)  the sale of inventory in the ordinary course of business;

          (c)  Dispositions permitted by Section 7.4(b);

          (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Wholly Owned Subsidiary of the Borrower;

          (e) the Disposition of other property having a fair market value not to exceed $1,000,000 in the aggregate for any fiscal year of the Borrower; and

          (f) so long as after giving effect thereto the Borrower is in pro forma compliance with the covenants in Section 7.1 and no Default or Event of Default shall occur or be continuing, any Asset Swap; provided that if
                                                              --------
     and to the extent that the Borrower or such Subsidiary receives consideration for the asset or assets transferred by them in connection with such Asset Swap that is in addition to the asset or assets received in exchange therefor, such Asset Swap shall be deemed to be a Disposition and shall be permitted if Section 7.5(e) shall be complied with in connection therewith and, provided, further, that the aggregate fair market value of
                    --------  -------
     the assets of the Borrower and its Subsidiaries that are transferred pursuant to Asset Swaps during any fiscal year of the Borrower may in no event exceed 10% of the aggregate consolidated book value of the assets of the Borrower and its Subsidiaries as at the last day of the immediately preceding fiscal year.

          7.6  Restricted Payments.  Declare or pay any dividend (other than
               -------------------
dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or make any payments to any Person for management, advisory, overhead or similar items (collectively, "Restricted
                                                                ----------
Payments"), except that:
- --------

          (a) any Subsidiary may make Restricted Payments to the Borrower or any Wholly Owned Subsidiary of the Borrower;

          (b) so long as no Default or Event of Default shall have occurred and be continuing under Section 8(a) after giving effect to the payment of any such distribution, the Borrower may pay distributions to holders of Senior Preferred Membership Interests and Junior Preferred Membership Interests at rates no greater than those in effect on the date hereof;

          (c) so long as no Default or Event of Default shall have occurred and be continuing after giving effect to the payment thereof, the Borrower may pay management fees and reimburse Insight for expenses incurred by Insight on behalf of the Borrower and its Subsidiaries pursuant to the Operating Agreement; and

          (d) so long as no Default or Event of Default shall have occurred and be continuing after giving effect to the payment thereof, the Borrower may make Tax Distributions.

          7.7  Capital Expenditures.  Make or commit to make any Capital
               --------------------
Expenditure, except:

          (a) Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in any fiscal year of the Borrower not exceeding the amount set forth below opposite such fiscal year:

          Fiscal Year Ending                           Amount
          ------------------                           ------

               1999                                 $ 24,000,000
               2000                                 $ 12,500,000
               2001                                 $ 11,000,000
               2002                                 $ 11,000,000
               2003                                 $ 11,000,000
               2004                                 $ 11,000,000;

     provided, that (i) any amount referred to above, if not so expended in the
     --------
     fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made pursuant to this clause (a) during any fiscal year shall be deemed made, first in respect of amounts permitted for such fiscal year as provided
     -----
     above and, second, in respect of amounts carried over from the prior fiscal
                ------
     year pursuant to subclause (i) above; and

          (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

          7.8  Investments.  Make any advance, loan, extension of credit (by way
               -----------
of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, "Investments"), except:
                        -----------

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  investments in Cash Equivalents;

          (c)  Guarantee Obligations permitted by Section 7.2;

          (d) loans and advances to employees of the Borrower or any Subsidiary of the Borrower in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower or any Subsidiary of the Borrower not to exceed $500,000 at any one time outstanding;

          (e) Investments in assets useful in the business of the Borrower and its Subsidiaries made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

          (f) Investments by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such investment, is a Wholly Owned Subsidiary of the Borrower; and

          (g) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $500,000 during the term of this Agreement.

          7.9  Modifications of Preferred Membership Interests or Operating
               ------------------------------------------------------------
Agreement.  Amend, modify, waive or otherwise change, or consent or agree to any
----------
amendment, modification, waiver or other change to, any of the terms of the Operating Agreement (a) relating to the Senior Preferred Membership Interests or the Junior Preferred Membership Interests (other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon or make any covenant applicable to the Borrower less burdensome on the Borrower and (ii) does not involve the payment of a consent fee), or (b) relating to any other matter (other than such amendment, modification, waiver or other change that would (i) reduce the fees payable by the Borrower thereunder or (ii) not adversely affect the ability of the Borrower to perform its obligations under the Loan Documents).

          7.10 Transactions with Affiliates.  Enter into any transaction,
               ----------------------------
including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Wholly Owned Subsidiary of the Borrower) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms substantially similar to terms which could reasonably be expected to be obtained by the Borrower or such Subsidiary, as the case may be, in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding anything contained in this Section to the contrary, the terms of the Operating Agreement and the Management Agreement, dated as of August 21, 1998, between the Borrower and Coaxial as in effect on the date hereof and the performance by any party thereto of its obligations thereunder shall not be considered prohibited by this Section.

          7.11 Sales and Leasebacks.  Enter into any arrangement with any Person
               --------------------
providing for the leasing by the Borrower or any Subsidiary of real or personal property that has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

          7.12 Changes in Fiscal Periods.  Permit the fiscal year of the
               -------------------------
Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

          7.13 Negative Pledge Clauses.  Enter into or suffer to exist or become
               -----------------------
effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents and (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

          7.14 Clauses Restricting Subsidiary Distributions.  Enter into or
               --------------------------------------------
suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to, or other Investments in, the Borrower or any other Subsidiary of the Borrower or (c) transfer any of its assets to the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

          7.15 Lines of Business.  Enter into any business, either directly or
               -----------------
through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably similar, related, ancillary or complimentary thereto.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

          (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

          (c) (i) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to Borrower only), Section 6.7(a) or Section 7 of this Agreement or Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

          (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or any Lender; or

          (e) the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in
                     --------
     clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $2,500,000; or

          (f) (i) the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Majority Lenders, reasonably be expected to have a Material Adverse Effect; or

          (h) one or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $2,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) the guarantee, if any, contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

          (k)  a Change of Control shall occur; or

          (l) either Coaxial (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of the Borrower, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (A) nonconsensual obligations imposed by operation of law, (B) pursuant to the Loan Documents to which it is a party and (C) obligations with respect to its Capital Stock, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section
     7.6 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Capital Stock of the Borrower;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Revolving Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                     SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent
                         --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Administrative Agent and Other Lenders.  Each
               ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Revolving Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable
                                      --------
for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8  Administrative Agent in Its Individual Capacity.  The
               -----------------------------------------------
Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though it was not the Administrative. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9  Successor Administrative Agent.  The Administrative Agent may
               ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

          9.10 Authorization to Release Guarantees and Liens.  Notwithstanding
               ---------------------------------------------
anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1.


                           SECTION 10.  MISCELLANEOUS

          10.1 Amendments and Waivers.  Neither this Agreement, any other Loan
               ----------------------
Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Majority Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Majority Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any reduction of Revolving Commitments, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 10.1 or reduce any percentage specified in the definition of Majority Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (iii) reduce the percentage specified in the definition of Majority Lenders without the written consent of all Lenders; (iv) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; or (v) amend, modify or waive any provision of Section 3 without the written consent of the Issuing Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          10.2 Notices.  All notices, requests and demands to or upon the
               -------
respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:


     The Borrower:
                                       126 East 56th Street
                                       New York, New York 10022
                                       Attention:   Kim Kelly
                                       Telecopy:    212/371-1549
                                       Telephone:   212/371-2266

     The Administrative Agent:
                                       425 Lexington Avenue
                                       New York, NY 10017
                                       Attention:   Tefta Ghilaga
                                       Telecopy:    212-856-3558
                                       Telephone:   212-856-3867

               with a copy to:

                                       CIBC, Inc.
                                       Two Paces West
                                       2727 Paces Ferry Road, Suite 1200
                                       Atlanta, Georgia 30339

                                       Attention:   Bonnie Harris
                                       Telecopy:    770-319-4850
                                       Telephone:   770-319-4950


provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders shall not be effective until received.

          10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no
               ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4 Survival of Representations and Warranties.  All representations
               ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          10.5 Payment of Expenses and Taxes.  The Borrower agrees (a) to pay or
               -----------------------------
reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities,
- -----------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified
                                                                   -----------
Liabilities"), provided, that the Borrower shall have no obligation hereunder to
------------   --------
any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 10.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Kim Kelly (Telephone No. 212/371-2266) (Telecopy No. 212/371-1549), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6 Successors and Assigns; Participations and Assignments.  (a)
               ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests
                                         -----------
in any Loan owing to such Lender, any Revolving Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Revolving Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case
                                                     --------
of Section 2.14, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to
                 --------  -------
receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "Assignor") may, in accordance with applicable law,
                              --------
at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all or any part of
                                                 --------
its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided
                                                                       --------
that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Administrative Agent. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

          (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the
                                                    --------
recordation of the names and addresses of the Lenders and the Revolving Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.6 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          (g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

          10.7 Adjustments; Set-off.  (a)  Except to the extent that this
               --------------------
Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall receive any payment of all
                          -----------------
or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided,
                                                                 --------
however, that if all or any portion of such excess payment or benefits is
- -------
thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect
                --------
the validity of such setoff and application.

          10.8   Counterparts.  This Agreement may be executed by one or more of
                 ------------
the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

          10.9   Severability.  Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10  Integration.  This Agreement and the other Loan Documents
                 -----------
represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                 -------------
OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12  Submission To Jurisdiction; Waivers.  The Borrower hereby
                 -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          10.13  Acknowledgements.  The Borrower hereby acknowledges that:
                 ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          10.14  Confidentiality.  Each of the Administrative Agent and each
                 ---------------
Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative
                 --------
Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates,
(d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          10.15  WAIVERS OF JURY TRIAL.   THE BORROWER, THE ADMINISTRATIVE AGENT
                 ---------------------
AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC


                                   By:___________________
                                       Title:


                                   CANADIAN IMPERIAL BANK OF COMMERCE, as
                                   Administrative Agent


                                   By:___________________
                                      Title:


                                   CIBC INC., as Lender


                                   By:___________________
                                      Title:

                                                                         Annex A
                                                                         -------

                             PRICING GRID FOR LOANS



 ===================================================================================
 Consolidated Leverage Ratio       Applicable Margin      Applicable Margin for ABR
                                   for Eurodollar Loans             Loans
 -----------------------------------------------------------------------------------

greater or equal to 5.00 to 1.00        2.00%                       0.75%
- ------------------------------------------------------------------------------------
less than           5.00 to 1.00        1.50%                       0.25%
====================================================================================

Changes in the Applicable Margin with respect to the Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which financial statements are delivered to the
      ---------------
Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each fiscal quarter) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 5.00 to
1.0. Each determination of the Consolidated Leverage Ratio pursuant to this pricing grid shall be made with respect to (or, in the case of Consolidated Total Debt, as at the end of) the quarterly period of the Borrower covered by the relevant financial statements.

                                                                    Schedule 1.1

                        COMMITMENTS AND NOTICE ADDRESS


Name and Notice                         Revolving
Address of Lender                       Credit Commitment
- -----------------                       -----------------

CIBC, Inc.                              $25,000,000
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339
Attention: Bonnie Harris
Telephone: 770-319-4950
Telecopy:  770-319-4850

                                 SCHEDULE 4.4

                 CONSENTS, AUTHORIZATIONS, FILING AND NOTICES

I.   Franchise Authorities - Required Consents

     a.   Columbus
     b.   Whitehall

II.  Landlords

     The following lease requires consent of the landlord in connection with the
     Agreement:

     LEASES                     LESSOR          EXP. DATE    CLASSIFICATION
     ------                     ------          ---------    --------------

     Design and Drafting Office AB REO, L.L.C   mo. to mo.   Non-Headend
                                                             Requires Consent

III. No authorizations with respect to FCC licenses are required, as the Communications Act of 1934 is currently interpreted by the FCC.

IV. Consents may be required under non-material agreements including, but not limited to, pole attachment agreements, joint trench agreements, bulk and access agreements, and equipment leases.

                                 SCHEDULE 4.15

                                 SUBSIDIARIES


I.   Subsidiaries of Insight Communications of Central Ohio, LLC: None

                                 SCHEDULE 4.18

                           UCC FILING JURISDICTIONS


STATE        COUNTY
- -----        ------

OH           Delaware
             Fairfield
             Franklin
             Licking
             Pickaway

                                SCHEDULE 7.2(D)

                             EXISTING INDEBTEDNESS


                                     None

                                SCHEDULE 7.3(F)

                                EXISTING LIENS


I.   Existing liens other than those permitted under Section 7.3: None

                                                                       EXHIBIT B

                        FORM OF COMPLIANCE CERTIFICATE


          This Compliance Certificate is delivered to you pursuant to Section
6.2 of the Revolving Credit Agreement, dated as of October 7, 1998, as amended, supplemented or modified from time to time (the "Credit Agreement"), among
                                                 ----------------
Insight Communications of Central Ohio, LLC, a limited liability company organized under the laws of Delaware (the "Borrower"), the several banks and
                                           --------
other financial institutions party thereto as Lenders (the "Lenders") and
                                                            -------
Canadian Imperial Bank of Commerce, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit
                    --------------------
Agreement and not otherwise defined herein are used herein with the meanings so defined.

          1. I am the duly elected, qualified and acting [Chief Financial Officer] [Vice President - Finance] of the Borrower.

          2. I have reviewed and are familiar with the contents of this Certificate.

          3. I have reviewed the terms of the Credit Agreement and the Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by the financial statements attached hereto as Attachment 1 (the "Financial Statements"). Such review did not disclose the
- ------------       --------------------
existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any condition or event which constitutes a Default or Event of Default, [, except as set forth below].

          4.   Attached hereto as Attachment 2 are the computations showing
                                  ------------
compliance with the covenants set forth in Section 7.1, 7.2, 7.5, 7.6 and 7.7 of the Credit Agreement.

          IN WITNESS WHEREOF, I execute this Certificate this _____ day of ____, [199_] [200_].

                                        INSIGHT COMMUNICATIONS OF CENTRAL
                                        OHIO, LLC


                                        By:________________________
                                           Title

                                                                    Attachment 2
                                                                    to Exhibit B


     The information described herein is as of ________, [199_] [200_], and pertains to the period from _____ ____, [199_] [200_] to _____________ ____,
[199_] [200_].

                       [Set forth Covenant Calculations]

                                                                       EXHIBIT C

                          FORM OF CLOSING CERTIFICATE

          Pursuant to subsection 5.1(h) of the Revolving Credit Agreement dated as of October 7, 1998 (the "Credit Agreement"; terms defined therein being used
                            ----------------
herein as therein defined), among Insight Communications of Central Ohio, LLC, a limited liability company organized under the laws of Delaware, the Lenders parties thereto, and Canadian Imperial Bank of Canada, as Administrative Agent, the undersigned [INSERT TITLE OF OFFICER] of [INSERT NAME OF COMPANY] (the "Company") hereby certifies as follows:
 -------

          1. The representations and warranties of the Company set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Company pursuant to any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          2. _______________________ is the duly elected and qualified Corporate Secretary of the Company, and the signature set forth for such officer below is such officer's true and genuine signature.

          3. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to the Loans to be made on the date hereof. [Borrower only]

          4. The conditions precedent set forth in Section 5.1 of the Credit Agreement were satisfied as of the Closing Date except as set forth on Schedule I hereto. [Borrower only]

          The undersigned Corporate Secretary of the Company certifies as follows:

          5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Company, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Company.

          6. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

          7.   Attached hereto as Annex 1 is a true and complete copy of
                                  -------
resolutions duly adopted by the Management Committee of the Company on August 21, 1998; such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Company now in force relating to or affecting the matters referred to therein.

          8. Attached hereto as Annex 2 is a true and complete copy of the
                                -------
Operating Agreement of the Company as the Company as in effect on the date hereof.

          9. Attached hereto as Annex 3 is a true and complete copy of the
                                -------
Certificate of Formation of the Company as in effect on the date hereof, and such certificate has not been amended, repealed, modified or restated.

          10. The following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and such officers have held such offices with the Company at all times since the date indicated next to their respective titles to and including the date thereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Company pursuant to the Loan Documents to which it is a party:

     Name               Office            Date            Signature
     ----               ------            ----            ---------


  IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.



_______________________________          _______________________________________
Name                                     Name
Title                                    Title


Date: October 7, 1998

                                                                       EXHIBIT D

                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE



         Reference is made to the Revolving Credit Agreement, dated as of October 7, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Insight Communications of Central
           ----------------
Ohio, LLC (the "Borrower"), the Lenders named therein, and Canadian
                --------
Imperial Bank of Commerce, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, terms
               --------------------
defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

         The Assignor identified on Schedule 1 hereto (the "Assignor") and the
                                                            ---------
Assignee identified on Schedule 1 hereto ( the "Assignee") agree as follows:
                                                ---------

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under
      -----------------
the Credit Agreement, in a principal amount as set forth on Schedule 1  hereto.


         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other obligor or the performance or observance by the Borrower, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any Notes held by it evidencing the Credit Agreement and (i) requests that the Administrative Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Credit Agreement, requests that the Administrative Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).


         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that is has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;

(c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection 2.14(d) of the Credit Agreement.

          4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective
                                                                      ---------
Date"). Following the execution of this Assignment and Acceptance, it will be
- ----
delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

          5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) [to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date] [to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.]

          6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                  Schedule I
                         to Assignment and Acceptance


Name of Assignor:_____________________________

Name of Assignee:_____________________________

Effective Date of Assignment:________________


     Principal Amount         Revolving                  Revolving
        Assigned         Commitment Assigned        Percentage Assigned/1/
- ---------------------    -------------------        ----------------------

       $________             $________                  ______________%


[Name of Assignee]                     [Name of Assignor]


By: _____________________________     By: ____________________________________
    Title:                                Title:




_____________________

1. Calculate the Revolving Percentage that is assigned to at least 15 decimal places and show as a percentage of the Total Revolving Commitments.

Accepted:                              Consented To:


CANADIAN IMPERIAL BANK OF              INSIGHT COMMUNICATIONS OF
COMMERCE, as Administrative Agent      CENTRAL OHIO, LLC


By: ______________________________     By: ______________________________
    Title:                                 Title:

                                       CANADIAN IMPERIAL BANK OF
                                       COMMERCE, as Administrative Agent

                                       By: ______________________________
                                           Title:

                                                                       EXHIBIT F

                         FORM OF EXEMPTION CERTIFICATE

          Reference is made to the Revolving Credit Agreement, dated as of October 7, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Insight Communications of Central Ohio, LLC,
           ----------------
a limited liability company organized under the laws of Delaware (the "Borrower"), the several banks and other financial institutions or entities
 --------
from time to time parties thereto (the "Lenders"), Canadian Imperial Bank of
                                        ------
Commerce, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are not defined
 --------------------
herein shall have the meanings ascribed to them in the Credit Agreement. ________ (the "Non-U.S. Lender") is providing this certificate pursuant to
               ---------------
subsection 2.14(d) of the Credit Agreement. The Non-U.S. Lender hereby represents and warrants that:

          1. The Non-U.S. Lender is the sole record and beneficial owner of the Loans or the obligations evidenced by Note(s) in respect of which it is providing this certificate.

          2. The Non-U.S. Lender is not a "bank" for purpose of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In
                                                                    ----
this regard, the Non-U.S. Lender further represents and warrants that:

          (a) the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

          (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements;

          3. The Non-U.S. Lender is not a 10-percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code; and

          4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

          IN WITNESS WHEREOF, the undersigned has duly executed this certificate.


                                             [NAME OF NON-U.S. LENDER]

                                             By: ___________________________
                                                 Name:
                                                 Title:

Date:___________________________________